Exhibit 10.2

July 15, 1997


PERSONAL AND CONFIDENTIAL


Mr. William A. Baum
8241 SW 161st Street
Miami, FL   33157

Dear Bill:

This letter confirms the terms of your employment as Senior Vice President-Chief Financial Officer of Peoples Telephone Company, Inc. ("Peoples" or the "Company") and supersedes the letter dated July 7, 1997. Your employment will commence on July 17, 1997, although it is understood that you will not be present in the office on a full time basis until July 28, 1997. The terms of your employment will be as follows:

1. Base Salary: Commencing July 28, 1997, you will receive a base salary of $165,000.00 per annum, which will be paid bi-monthly and reviewed annually.

2. Bonus: You will be eligible for an annual bonus of up to 65% of base salary for on-target performance. A percentage of this will be based on overall performance by Peoples and a percentage based on achievement of personal goals, to be mutually agreed upon in advance by you and the President of Peoples. Peoples will guarantee 1997's bonus on a prorated basis. You will also receive a sign-on bonus of $20,000.00.

3. Equity Plan: As a Company executive, you will be eligible for participation in People's Stock Option Plan. Your participation in the plan will be at the rate of 160,000 options, according to the following tranches: 26,000 shares at fair market value on July 17, 1997; 26,000 shares at $4.25; 26,000 shares at $5.25; 26,000 shares at $6.25; and 56,000 shares at $7.25. These will vest according to the following schedule: 52,000 shares on December 31, 1998; 52,000 shares on December 31, 1999; and 56,000 shares on December 31, 2000.

4. Savings Plan: You will be eligible to participate in People's 401(k) savings plan, the details of which have been delivered to you, beginning January 1, 1998.

5. Vacation: In addition to Company holidays, you will be eligible for four weeks' annual vacation. Vacation for 1997 will be prorated.

6. Benefit Plans: You will be eligible to participate in People's medical, disability and life insurance plans, the details of which have been provided to you.

Mr. William A. Baum
July 15, 1997
Page 2

7. Termination: Your employment may be terminated as follows:

          (a) Your employment shall terminate upon your death.

          (b) The Company has the right to terminate your employment if, by reason of Disability, you have been unable to perform your duties for a period of 90 consecutive days or 120 days in any 180 day period. "Disability" means physical or mental disability, which disability is expected to be of long or indefinite duration and prevents you from performing your duties. All determinations of Disability made by the Company pursuant to the Company's Long Term Disability Insurance Policy, if any, shall be determinative of your Disability under this letter. If the Company does not have a Long Term Disability Insurance Policy, Disability shall be determined by the Compensation Committee upon the basis of the evidence the Compensation Committee deems appropriate.

          (c) You may terminate your employment if your health (either physical or mental) becomes impaired to an extent that makes the continued performance of your duties materially harmful to your life or physical or mental health.

          (d) The Company may terminate your employment under this Agreement for Cause at any time. The Company shall have "Cause" if you (i) are convicted of a felony; (ii) willfully engage in one or more acts involving fraud or moral turpitude; (iii)(x) willfully misappropriate Company assets or (y) willfully engage in gross misconduct materially injurious to the Company or its subsidiaries; or (iv) if the Board of Directors determines that you have materially and willfully failed to perform your duties, such determination to be made in good faith after having given you a reasonably detailed written explanation of such failure and the opportunity for you and your counsel to be heard. "Willful" means an act done, or omitted to be done in bad faith, provided that you knew or reasonably should have known that the action or omission was not in the best interest of the Company. Notwithstanding the foregoing, a termination for Cause as described in clause (iii)(y) or (iv), shall not occur unless you shall have been given notice of the existence of the basis for termination thereunder and shall have had 30 calendar days to cure such basis to the reasonable satisfaction of the Board of Directors.

          (e) The Company may terminate your employment by providing you with written notice of such termination.

          (f) You may terminate your employment for "Good Reason". You shall have "Good Reason" to terminate your employment any time if, after a Change in Control of the Company (as defined in Exhibit A), the Company (i)

Mr. William A. Baum
July 15, 1997
Page 3

     assigns to you any duties that are inconsistent with the positions described in the first paragraph of this letter, (ii) diminishes significantly your then existing duties without your written consent, (iii) removes you from or fails to re-elect you to such positions, (iv) reduces your base salary or the maximum percentage of base salary payable as Bonus,
     (v)  materially  fails to comply with  Sections 1 through 6 of this letter,
     (vi) requires you to be based at any office or location other than the current Miami headquarters, which change of location would require you to commute a distance from your primary residence in excess of the greater of
     (x) 50 miles and (y) 125 percent of the distance of such commute prior to such change of location, or (vii) fails to obtain the assumption of the Company's obligations in this letter by a successor owner of all or substantially all of the assets of the Company.

          (g) A termination of your employment shall be communicated by the terminating party by written notice of termination ("Notice of Termination") that shall include (i) the date such termination is to be effective; (ii) the specific termination provision upon which the terminating party has relied; and (iii) except for a termination under paragraph 7(a), the facts and circumstances claimed by the terminating party that provide a basis for the termination of your employment under the provision indicated in the Notice of Termination. Any termination of your employment shall, without further action on your part, constitute your simultaneous resignation from all other positions and offices of the Company and its subsidiaries held by you.

     8. Compensation Upon Termination:

          (a) Upon termination of your employment under paragraph 7(a), 7(b), 7(c) or 7(d), the Company shall have no further obligation to make any payments to or bestow any benefits on you after the Termination Date (as defined below), other than payments and benefits accrued and due and payable to you prior to the Termination Date. "Termination Date" means (i) if your employment is terminated pursuant to paragraph 7(a), the date of your death; or (ii) if your employment is terminated for any other reason, the date specified in the Notice of Termination which shall not be earlier than the date such notice is sent or given to you.

          (b) Upon termination of your employment by the Company without Cause (except in the situation where paragraph 8(c) applies), the Company shall pay you, in addition to all payments and benefits accrued, due and payable prior to the Termination Date, a lump sum payment, within 5 business day after the Termination Date, in an amount equal to 100 percent of your base

Mr. William A. Baum
July 15, 1997
Page 4

     salary as in effect on the Termination Date. The Company shall also provide you with all fringe benefits enjoyed by you at the Termination Date (on a basis consistent with the basis upon which such benefits were provided prior to such termination) until the second anniversary of the Termination Date or, to the extent that you are not eligible to participate in any Company fringe benefit plans (by the terms of any such plan), the after tax value of providing such benefits until the second anniversary of the Termination Date.

          (c) If after a Change in Control (i) your employment is terminated by the Company without Cause or (ii) is terminated by you for Good Reason, in addition to payments and benefits accrued and due and payable to you prior to the Termination Date, the Company shall pay to you, within 5 business days after the Termination Date, a lump sum payment equal to 100 percent of the sum of (x) your base salary as then in effect plus (y) the maximum Bonus which you would have been eligible to earn pursuant to paragraph 2 hereof as if the Company and you achieved 100 percent of the performance targets for the year in which such termination occurs. The Company shall also provide you with all fringe benefits enjoyed by you at the Termination Date (on a basis consistent with the basis upon which such benefits were provided prior to such termination) until the second anniversary of the Termination Date or, to the extent that you are not eligible to participate in any Company fringe benefit plans (by the terms of any such plan), the after tax value of providing such benefits until the second anniversary of the Termination Date. In the event it shall be determined that any payment or distribution by the Company following a Change in Control (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by you with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then you shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by you of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, retain an amount of Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (d) The Company shall maintain in full force and effect until the Termination Date all group insurance plans (the "Plans") in which you were a participant immediately prior to the date of the Notice of Termination. If your continued participation is not permitted under the terms of a Plan, the Company shall arrange to provide you with alternative benefits substantially similar to those provided under that Plan.

Mr. William A. Baum
July 15, 1997
Page 5

          (e) For the purposes of all retirement plans of the Company applicable to you and in effect on the date of the Notice of Termination, the Company shall provide for payment of retirement or death benefits to you or your surviving spouse that are calculated to reflect service credits for the period ending on the Date of Termination, as though you were an employee of the Company throughout this period.

          (f) You shall not be required to mitigate the amount of any payment provided for in paragraph 7(b) or 7(c) by seeking other employment or otherwise, nor shall the amount of any payment provided for in paragraph 7(b) or 7(c) be reduced by any compensation earned by you as the result of employment by another employer after the Termination Date, or otherwise. Fifty percent (50%) of any payment under paragraph 7(b) or 7(c) shall be deemed to be in consideration of any covenant not to compete between you and the Company.

If the foregoing accurately reflects our mutual understanding, please execute this letter in the place provided below.

Very truly yours,

PEOPLES TELEPHONE COMPANY, INC.


By: /s/ E. Craig Sanders
    E. Craig Sanders


ACCEPTED AND AGREED TO
as of the date first above written:



/s/ William A. Baum
William A. Baum

                                    EXHIBIT A


     For purposes of the letter dated July 15, 1997 to which this Exhibit A is attached, a "Change in Control" means:

     (1) the acquisition of beneficial ownership, direct or indirect, of equity securities of the Company by any person (as that term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) which, when combined with all other securities of the Company beneficially owned, directly or indirectly by that person, equals or exceeds 50% of (i) either the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company or any of its subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (iii) any acquisition by any corporation with respect to which, following such acquisition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

     (2) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-11 of Regulation 14A promulgated under the Exchange Act applies or other actual or threatened solicitation of proxies or consents; or

     (3) approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

     (4) approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

     The term "the sale or disposition by the Company of all or substantially all of the assets of the Company" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). The "fair market value of the Company" shall be the aggregate market value of the then outstanding Company Common Stock (on a fully diluted basis) plus the aggregated market value of Company's other outstanding equity securities. The aggregate market value of the shares of Outstanding Company Common Stock shall be determined by multiplying the number of shares of Outstanding Company Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the shares of Outstanding Company Common Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Outstanding Company Common Stock or by such other method as the Board of Directors shall determine is appropriate.